     As filed with the Securities and Exchange Commission on June 18, 1999.


                                                    REGISTRATION NO. 333-79851
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -----------------------------


                            KEY ENERGY SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           MARYLAND                                       04-2648081
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                          TWO TOWER CENTER, 20TH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816
                                 (732) 247-4822
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 FRANCIS D. JOHN
                          TWO TOWER CENTER, 20TH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816
                                 (732) 247-4822
 (Name, address and telephone number, including area code, of agent for service)

                          -----------------------------


                                 WITH COPIES TO

      JACK D. LOFTIS, JR.                                   SAMUEL N. ALLEN
   KEY ENERGY SERVICES, INC.                            PORTER & HEDGES, L.L.P.
  TWO TOWER CENTER, 20TH FLOOR                         700 LOUISIANA, 35TH FLOOR
EAST BRUNSWICK, NEW JERSEY 08816                          HOUSTON, TEXAS 77002
         (732) 247-4822                                      (713) 226-0600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                          -----------------------------




    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXPLANATORY NOTE

     This Amendment No. 1 to the registration statement on Form S-3, file no. 333-79851, of Key Energy Services, Inc. is filed solely to file copies of the exhibits listed in Item 16.

                                  PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions.

      Registration Fee Under Securities Act.................    $ 3,215
      Legal Fees............................................     12,500
      Accounting Fees.......................................      5,000
      Printing and Engraving................................      5,000
      Miscellaneous Fees....................................      4,285
                                                                -------
             Total..........................................    $30,000
                                                                -------
                                                                -------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 2-418 of the Maryland General Corporation Law (the "MGCL") provides that a corporation may indemnify any director made a party to any proceeding against judgments, penalties, fines, settlements and reasonable expenses, unless it is established that

     - the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was a result of deliberate dishonesty;

     -    the director actually received an improper personal benefit; or

     - in a criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful.

     A director may not be indemnified in any proceeding charging improper personal benefit if the director was adjudged to be liable on the basis that personal benefit was improperly received and, in a derivative action, there shall not be indemnification if a director has been adjudged liable to the corporation. A director or officer of a corporation who has been successful in the defense of any proceeding shall be indemnified against reasonable costs incurred in such defense. Indemnification may not be made unless authorized for a specific proceeding after determination by the board of directors, special legal counsel or the stockholders that indemnification is permissible because the director has met the requisite standard of conduct.

     Article Seventh of the Company's Amended and Restated Articles of Incorporation, as amended (the "Charter"), provides that the Company shall indemnify:

     - its directors and officers, whether serving the Company or at its request any other entity, to the full extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law; and

     - other employees and agents to such extent as shall be authorized by the Board of Directors or the Company's Bylaws and be permitted by law.

     The foregoing rights of indemnification are exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by Maryland law. Furthermore, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that exculpation from liability is not permitted under Maryland law as in effect when such breach occurred. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the limitations on liability provided to directors and officers with respect to acts or omissions occurring prior to such amendment or repeal.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits

         EXHIBIT NO.     DESCRIPTION
         -----------     -----------
                 4.1     --   Warrant Agreement, dated as January 22, 1999
                              between the Registrant and the Bank of New York, a New York banking corporation as Warrant Agent
                              (incorporated by reference to Exhibit 99(c) to the Registrant's Current Report on Form 8-K, dated February 3, 1999.

                 4.2     --   Form of Warrant (attached as Exhibit A to the
                              Warrant Agreement filed as Exhibit 4.1 to this
                              R e gistration Statement, and incorporated by
                              reference to Exhibit 99(c) to the Registrant's
                              Current Report on Form 8-K, dated February 3,
                              1999).
                *5.1     --   Opinion of Porter & Hedges, L.L.P.

               *23.1     --   Consent of Porter & Hedges, L.L.P. (included in
                              Exhibit 5.1)


               +23.2     --   Consent of KPMG LLP

               +23.3     --   Consent of KPMG LLP
               +24.1     --   Power of Attorney (included on signature page)


-----------------
* Filed herewith

+ Previously filed


(b)  Financial Statement Schedules

     Schedules are omitted since the information required to be submitted has been included in the Consolidated Financial Statements of Key Energy Services, Inc., or the notes thereto, or the required information is not applicable.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs
                 (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned Registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (5) The registrant undertakes that every prospectus: (I) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Key Energy Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Brunswick, State of New Jersey on June 18, 1999.


                                        KEY ENERGY SERVICES, INC.


                                        By: /s/ Francis D. John
                                           ------------------------------------
                                           FRANCIS D. JOHN, PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.



           Signatures                              Title                          Date
           ----------                              -----                          ----

   /s/ Francis D. John               President, Chief Executive Officer,       June 18, 1999
------------------------------   and Director (Principal Executive Officer)
    Francis D. John


             *                                    Director                     June 18, 1999
------------------------------
    William S. Manly


             *                                    Director                     June 18, 1999
------------------------------
    Morton Wolkowitz


             *                                    Director                     June 18, 1999
------------------------------
    David J. Breazzano


             *                                    Director                     June 18, 1999
------------------------------
      Kevin P. Collins



             *                                    Director                     June 18, 1999
------------------------------
      Phillip W. Marcum


                                        Executive Vice President,
             *                         Chief Financial Officer and
------------------------------    Treasurer (Principal Financial Officer)      June 18, 1999
      Stephen E. McGregor


             *                          Vice President of Financial            June 18, 1999
------------------------------   Operations (Principal Accounting Officer)
      Danny R. Evatt


*By: /s/ Jack D. Loftis, Jr.
    --------------------------
    Jack D. Loftis, Jr.
    Attorney-in-fact



                                    EXHIBITS

        EXHIBIT NO.       DESCRIPTION
        -----------       -----------
                4.1       --   Warrant Agreement dated as January 22, 1999
                               between the Registrant and the Bank of New York, a New York banking corporation as Warrant Agent
                               (incorporated by reference to Exhibit 99(c) to the Registrant's Current Report on Form 8-K, dated February 3, 1999.

                4.2       --   Form of Warrant (attached as Exhibit A to the
                               Warrant Agreement filed as Exhibit 4.1 to this
                               Registration Statement, and incorporated by
                               reference to Exhibit 99(c) to the Registrant's
                               Current Report on Form 8-K, dated February 3,
                               1999).
               *5.1       --   Opinion of Porter & Hedges, L.L.P.

              *23.1       --   Consent of Porter & Hedges, L.L.P. (included in
                               Exhibit 5.1)

              +23.2       --   Consent of KPMG LLP

              +23.3       --   Consent of KPMG LLP
              +24.1       --   Power of Attorney (included on signature page)

-----------------
* Filed herewith.

+ Previously filed